NEWS RELEASE

For Immediate Release
July 25, 2023

For Further Information Contact:
David L. Bumgarner, Executive Vice President and Chief Financial Officer
(304) 769-1169

City Holding Company Announces Record Quarterly Results

Charleston, West Virginia – City Holding Company (“Company” or “City”) (NASDAQ:CHCO), a $6.1 billion bank holding company headquartered in Charleston, West Virginia, today announced record quarterly net income of $32.7 million and diluted earnings of $2.16 per share for the quarter ended June 30, 2023. For the second quarter of 2023, the Company achieved a return on assets of 2.12% and a return on tangible equity of 27.4%.

Net Interest Income

The Company’s net interest income increased approximately $2.0 million, or 3.8%, from $53.5 million during the first quarter of 2023 to $55.5 million during the second quarter of 2023. The Company’s tax equivalent net interest income increased $2.0 million, or 3.7%, from $53.8 million for the first quarter of 2023 to $55.8 million for the second quarter of 2023. The acquisition of Citizens Commerce Bancshares, Inc., and its subsidiary, Citizens Commerce Bank, (“Citizens”), during the first quarter of 2023 added $2.9 million of net interest income during the quarter ended June 30, 2023. Due to recent increases in the Federal Funds rate, net interest income increased by $1.7 million due to an increase in loan yields (net of loan fees and accretion) of 13 basis points and by $0.4 million due to an increase in the yield on deposits in depository institutions of 60 basis points. In addition, net interest income increased $0.6 million due to an increase in balances of deposits in depository institutions from the quarter ended March 31, 2023. These increases were partially offset by an increase in the cost of interest bearing liabilities (40 basis points) which decreased net interest income by $3.8 million. The Company’s reported net interest margin decreased from 4.05% for the first quarter of 2023 to 4.00% for the second quarter of 2023.

Credit Quality

The Company’s ratio of nonperforming assets to total loans and other real estate owned remained stable at 0.17%, or $6.5 million, at both March 31, 2023 and June 30, 2023. Total past due loans increased from $5.9 million, or 0.15% of total loans outstanding, at March 31, 2023, to $7.4 million, or 0.19% of total loans outstanding at June 30, 2023.

As a result of the Company’s quarterly analysis of the adequacy of the allowance for credit losses, the Company recorded a provision for credit losses of $0.4 million in the second quarter of 2023, compared to no provision for credit losses for the comparable period in 2022, and a provision for credit losses of $2.9 million for the first quarter of 2023. The provision for credit losses in the second quarter was primarily the result of net charge-offs.

Non-interest Income

Non-interest income was $20.3 million during the quarter ended June 30, 2023, as compared to $17.9 million during the quarter ended June 30, 2022. During the second quarter of 2023, the Company reported $0.3 million of unrealized fair value losses on the Company’s equity securities as compared to $0.6 million of unrealized fair value losses on the Company’s equity securities during the second quarter of 2022.

Exclusive of these items, non-interest income increased $2.1 million, or 11.6%, from $18.5 million for the second quarter of 2022 to $20.6 million for the second quarter of 2023. This increase was largely attributable to an increase of $2.2 million in bank owned life insurance due to higher death benefit proceeds and an increase of $0.2 million, or 11.4%, in trust and investment management fee income. These increases were partially offset by a decrease in other income of $0.3 million and a decrease in service fees of $0.2 million, or 2.3%. Citizens’ contribution to non-interest income for the quarter ended June 30, 2023 was less than $0.1 million.

Non-interest Expenses

Non-interest expenses increased $4.1 million, or 13.3%, from $30.7 million in the second quarter of 2022 to $34.8 million in the second quarter of 2023. This increase was largely due to an increase in salaries and employee benefits of $2.0 million due to the acquisition of Citizens ($0.6 million), salary adjustments, and increased health insurance cost. In addition, other expenses increased $1.2 million, and FDIC insurance expenses increased $0.3 million.

Balance Sheet Trends

Loans increased $27.5 million (0.7%) from March 31, 2023 to $3.92 billion at June 30, 2023. Commercial and industrial loans increased $27.0 million (6.9%) and residential real estate loans increased $9.0 million (0.5%) during the quarter ended June 30, 2023. These increases were partially offset by a decrease in commercial real estate loans of $7.8 million.

Period-end deposit balances decreased $121.7 million from March 31, 2023, to June 30, 2023. Total average depository balances increased $141.9 million, or 2.9%, from the quarter ended March 31, 2023 to the quarter ended June 30, 2023. This growth was primarily attributable to deposits acquired from Citizens ($226.5 million). Exclusive of these contributions, average depository balances declined $84.6 million, or 1.7%, from the quarter ended March 31, 2023. Average savings deposit balances decreased $64.0 million and average non-interest bearing demand deposit balances decreased $44.8 million. These decreases were partially offset by increases in average interest bearing demand deposit balances of $15.4 million and average time balances of $12.4 million.

Income Tax Expense

The Company’s effective income tax rate for the second quarter of 2023 was 19.4% compared to 19.8% for the year ended December 31, 2022, and 20.3%, for the quarter ended June 30, 2022.

Capitalization and Liquidity

The Company’s loan to deposit ratio was 78.2% and its loan to asset ratio was 63.8% at June 30, 2023. The Company maintained investment securities totaling 23.6% of assets as of the same date. The Company’s deposit mix is weighted heavily toward checking and saving accounts, which fund 66.0% of assets at June 30, 2023. Time deposits fund 15.6% of assets at June 30, 2023, with only 11.4% of time deposits having balances of more than $250,000, reflecting the core retail orientation of the Company.

City Holding Company is the parent company of City National Bank of West Virginia (“City National”). City National has borrowing facilities with the Federal Reserve Bank and the Federal Home Loan Bank that can be accessed as necessary to fund operations and to provide contingency funding. As of June 30, 2023, City National had the capacity to borrow an additional $2.0 billion from these existing borrowing facilities. In addition, $826.3 million of City National’s investment securities were unpledged at June 30, 2023.

The Company continues to be strongly capitalized with tangible equity of $473 million at June 30, 2023. The Company’s tangible equity ratio decreased slightly from 8.0% at December 31, 2022 to 7.9% at June 30, 2023. At June 30, 2023, City National’s Leverage Ratio was 9.36%, its Common Equity Tier I ratio was 14.82%, its Tier I Capital ratio was 14.82%, and its Total Risk-Based Capital ratio was 15.36%. These regulatory capital ratios are significantly above levels required to be considered “well capitalized,” which is the highest possible regulatory designation.

On May 31, 2023, the Board of Directors of the Company approved a quarterly cash dividend of $0.65 per share payable July 31, 2023, to shareholders of record as of July 14, 2023. During the quarter ended June 30, 2023, the Company repurchased 269,000 common shares at a weighted average price of $88.93 per share as part of a one million share repurchase plan authorized by the Board of Directors in May 2022. As of June 30, 2023, the Company could repurchase 329,000 additional shares under the current program.

City National operates 99 branches across West Virginia, Kentucky, Virginia, and Ohio.

Forward-Looking Information

This news release contains certain forward-looking statements that are included pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements express only management’s beliefs regarding future results or events and are subject to inherent uncertainty, risks, and changes in circumstances, many of which are outside of management’s control. Uncertainty, risks, changes in circumstances and other factors could cause the Company’s actual results to differ materially from those projected in the forward-looking statements. Factors that could cause actual results to differ from those discussed in such forward-looking statements include, but are not limited to those set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 under “ITEM 1A Risk Factors” and the following: (1) general economic conditions, especially in the communities and markets in which we conduct our business; (2) ongoing uncertainties on the Company’s business, results of operations and financial condition caused by the scope of the recovery of the COVID-19 pandemic; (3) credit risk, including risk that negative credit quality trends may lead to a deterioration of asset quality, risk that our allowance for credit losses may not be sufficient to absorb actual losses in our loan portfolio, and risk from concentrations in our loan portfolio; (4) changes in the real estate market, including the value of collateral securing portions of our loan portfolio; (5) changes in the interest rate environment; (6) operational risk, including cybersecurity risk and risk of fraud, data processing system failures, and network breaches; (7) changes in technology and increased competition, including competition from non-bank financial institutions; (8) changes in consumer preferences, spending and borrowing habits, demand for our products and services, and customers’ performance and creditworthiness; (9) difficulty growing loan and deposit balances; (10) our ability to effectively execute our business plan, including with respect to future acquisitions; (11) changes in regulations, laws, taxes, government policies, monetary policies and accounting policies affecting bank holding companies and their subsidiaries; (12) deterioration in the financial condition of the U.S. banking system may impact the valuations of investments the Company has made in the securities of other financial institutions; (13) regulatory enforcement actions and adverse legal actions; (14) difficulty attracting and retaining key employees; and (15) other economic, competitive, technological, operational, governmental, regulatory, and market factors affecting our operations. Forward-looking statements made herein reflect management's expectations as of the date such statements are made. Such information is provided to assist stockholders and potential investors in understanding current and anticipated financial operations of the Company and is included pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances that arise after the date such statements are made. Further, the Company is required to evaluate subsequent events through the filing of its June 30, 2023 Form 10-Q. The Company will continue to evaluate the impact of any subsequent events on the preliminary June 30, 2023 results and will adjust the amounts if necessary.

CITY HOLDING COMPANY AND SUBSIDIARIES
Financial Highlights
(Unaudited)

	Three Months Ended					Six Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,	June 30,
	2023	2023	2022	2022	2022	2023	2022

Earnings
Net Interest Income (FTE)	$55,757	$53,767	$52,381	$49,108	$41,611	$109,524	$79,850
Net Income available to common shareholders	32,733	24,341	30,672	27,374	22,683	57,074	44,025

Per Share Data
Earnings per share available to common shareholders:
Basic	$2.16	$1.63	$2.06	$1.84	$1.51	$3.80	$2.92
Diluted	2.16	1.63	2.05	1.83	1.51	3.79	2.92
Weighted average number of shares (in thousands):
Basic	14,994	14,818	14,756	14,776	14,888	14,897	14,930
Diluted	15,012	14,844	14,785	14,800	14,909	14,919	14,954
Period-end number of shares (in thousands)	15,007	15,260	14,788	14,856	14,864	15,007	14,864
Cash dividends declared	$0.65	$0.65	$0.65	$0.65	$0.60	$1.30	$1.2
Book value per share (period-end)	42.39	42.66	39.08	36.91	39.83	42.39	39.83
Tangible book value per share (period-end)	31.50	31.91	31.25	29.09	31.99	31.50	31.99
Market data:
High closing price	$97.92	$100.27	$101.94	$90.24	$83.07	$100.27	$85.99
Low closing price	83.57	89.17	89.32	78.40	73.88	83.57	73.88
Period-end closing price	89.99	90.88	93.09	88.69	79.88	89.99	79.88
Average daily volume (in thousands)	80	84	75	58	87	82	73
Treasury share activity:
Treasury shares repurchased (in thousands)	269	218	69	9	208	488	246
Average treasury share repurchase price	$88.93	$92.10	$93.12	$80.24	$78.33	$90.35	$78.29

Key Ratios (percent)
Return on average assets	2.12%	1.63%	2.08%	1.83%	1.51%	1.89%	1.47%
Return on average tangible equity	27.4%	19.9%	27.3%	21.8%	18.1%	23.7%	16.6%
Yield on interest earning assets	4.87%	4.66%	4.23%	3.72%	3.15%	4.76%	3.04%
Cost of interest bearing liabilities	1.22%	0.86%	0.48%	0.21%	0.15%	1.05%	0.16%
Net Interest Margin	4.00%	4.05%	3.89%	3.57%	3.04%	4.02%	2.93%
Non-interest income as a percent of total revenue	27.1%	24.7%	26.5%	27.2%	30.9%	26.0%	30.8%
Efficiency Ratio	44.6%	45.7%	45.3%	46.3%	50.5%	49.0%	51.1%
Price/Earnings Ratio (a)	10.40	13.95	11.30	12.08	13.23	11.85	13.67

Capital (period-end)
Average Shareholders' Equity to Average Assets	10.38%	10.31%	9.57%	10.32%	10.26%
Tangible equity to tangible assets	7.90%	8.05%	8.02%	7.41%	7.76%
Consolidated City Holding Company risk based capital ratios (b):
CET I	15.47%	15.64%	16.23%	15.82%	15.85%
Tier I	15.47%	15.64%	16.23%	15.82%	15.85%
Total	16.01%	16.18%	16.62%	16.22%	16.26%
Leverage	9.80%	10.20%	10.01%	9.74%	9.42%
City National Bank risk based capital ratios (b):
CET I	14.82%	14.08%	13.88%	14.68%	14.80%
Tier I	14.82%	14.08%	13.88%	14.68%	14.80%
Total	15.36%	14.63%	14.28%	15.07%	15.21%
Leverage	9.36%	9.18%	8.55%	9.05%	8.81%

Other (period-end)
Branches	99	99	94	94	94
FTE	963	958	909	903	915

Assets per FTE (in thousands)	$6,383	$6,483	$6,467	$6,588	$6,825
Deposits per FTE (in thousands)	5,208	5,362	5,357	5,492	5,621

(a) The price/earnings ratio is computed based on annualized quarterly earnings.
(b) June 30, 2023 risk-based capital ratios are estimated.

CITY HOLDING COMPANY AND SUBSIDIARIES
Consolidated Statements of Income
(Unaudited) ($ in 000s, except per share data)

	Three Months Ended					Six Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,	June 30,
	2023	2023	2022	2022	2022	2023	2022
Interest Income
Interest and fees on loans	$52,352	$47,004	$42,963	$38,493	$33,208	$99,356	$65,082
Interest on investment securities:
Taxable	11,794	11,773	11,119	9,556	7,547	23,567	13,770
Tax-exempt	950	1,162	1,262	1,228	1,205	2,112	2,421
Interest on deposits in depository institutions	2,585	1,591	1,244	1,530	782	4,176	1,020
Total Interest Income	67,681	61,530	56,588	50,807	42,742	129,211	82,293

Interest Expense
Interest on deposits	8,567	5,690	3,010	1,585	1,328	14,257	2,849
Interest on short-term borrowings	2,963	2,381	1,533	440	124	5,344	238
Interest on long-term debt	649	—	—	—	—	649	—
Total Interest Expense	12,179	8,071	4,543	2,025	1,452	20,250	3,087
Net Interest Income	55,502	53,459	52,045	48,782	41,290	108,961	79,206
Provision for (Recovery of) credit losses	425	2,918	500	730	—	3,343	(756)
Net Interest Income After Provision for (Recovery of) Credit Losses	55,077	50,541	51,545	48,052	41,290	105,618	79,962

Non-Interest Income
Net gains on sale of investment securities	—	773	4	—	—	773	—
Unrealized gains (losses) recognized on equity securities still held	(294)	361	(262)	1	(601)	67	(1,324)
Service charges	6,906	6,563	7,056	7,487	7,067	13,469	13,792
Bankcard revenue	7,190	6,603	6,791	7,052	7,062	13,793	13,506
Trust and investment management fee income	2,339	2,252	2,343	2,158	2,100	4,591	4,297
Bank owned life insurance	3,208	804	1,813	754	978	4,012	2,992
Other income	952	1,326	791	792	1,243	2,278	2,034
Total Non-Interest Income	20,301	18,682	18,536	18,244	17,849	38,983	35,297

Non-Interest Expense
Salaries and employee benefits	18,429	17,673	17,148	17,398	16,413	36,102	31,990
Occupancy related expense	2,811	2,640	2,725	2,664	2,620	5,451	5,329
Equipment and software related expense	2,883	3,092	3,341	2,949	2,732	5,975	5,501
FDIC insurance expense	690	445	413	416	409	1,135	844
Advertising	974	760	802	854	951	1,734	1,749
Bankcard expenses	1,736	1,509	1,356	1,405	1,665	3,245	3,271

Postage, delivery, and statement mailings	596	647	597	578	551	1,243	1,187
Office supplies	591	420	441	466	427	1,011	837
Legal and professional fees	558	470	610	532	525	1,028	1,052
Telecommunications	623	606	627	651	754	1,229	1,338
Repossessed asset losses (gains), net of expenses	22	16	54	(3)	(32)	38	8
Merger related expenses	—	5,645	268	—	—
Other expenses	4,848	4,700	4,203	3,591	3,674	9,548	7,110
Total Non-Interest Expense	34,761	38,623	32,585	31,501	30,689	73,384	60,216
Income Before Income Taxes	40,617	30,600	37,496	34,795	28,450	71,217	55,043
Income tax expense	7,884	6,259	6,824	7,421	5,767	14,143	11,018
Net Income Available to Common Shareholders	$32,733	$24,341	$30,672	$27,374	$22,683	$57,074	$44,025

Distributed earnings allocated to common shareholders	$9,668	$9,833	$9,521	$9,564	$8,837	$19,336	$17,671
Undistributed earnings allocated to common shareholders	22,774	14,294	20,857	17,555	13,643	37,233	25,951
Net earnings allocated to common shareholders	$32,442	$24,127	$30,378	$27,119	$22,480	$56,569	$43,622

Average common shares outstanding	14,994	14,818	14,756	14,776	14,888	14,897	14,930
Shares for diluted earnings per share	15,012	14,844	14,785	14,800	14,909	14,919	14,954

Basic earnings per common share	2.16	1.63	2.06	1.84	1.51	3.80	2.92
Diluted earnings per common share	2.16	1.63	2.05	1.83	1.51	3.79	2.92

CITY HOLDING COMPANY AND SUBSIDIARIES
Consolidated Balance Sheets
($ in 000s)

	(Unaudited)	(Unaudited)		(Unaudited)	(Unaudited)
	June 30,	March 31,	December 31,	September 30,	June 30,
	2023	2023	2022	2022	2022
Assets
Cash and due from banks	$66,350	$69,804	$68,333	$65,051	$90,449
Interest-bearing deposits in depository institutions	164,931	233,006	131,667	233,302	606,530
Cash and cash equivalents	231,281	302,810	200,000	298,353	696,979

Investment securities available-for-sale, at fair value	1,419,933	1,456,259	1,505,520	1,489,392	1,497,227
Other securities	29,262	24,728	23,807	24,372	24,383
Total investment securities	1,449,195	1,480,987	1,529,327	1,513,764	1,521,610

Gross loans	3,922,142	3,894,686	3,646,258	3,628,752	3,566,758
Allowance for credit losses	(22,751)	(22,724)	(17,108)	(17,011)	(17,015)
Net loans	3,899,391	3,871,962	3,629,150	3,611,741	3,549,743

Bank owned life insurance	117,173	124,238	120,674	121,283	120,528
Premises and equipment, net	73,118	73,430	70,786	71,686	72,388
Accrued interest receivable	17,973	18,395	18,287	17,256	16,342
Net deferred tax assets	46,944	42,146	44,884	49,888	30,802
Intangible assets	163,426	164,099	115,735	116,081	116,428
Other assets	148,333	132,715	149,263	147,716	118,375
Total Assets	$6,146,834	$6,210,782	$5,878,106	$5,947,768	$6,243,195

Liabilities
Deposits:
Noninterest-bearing	$1,373,106	$1,420,990	$1,351,415	$1,429,281	$1,531,660
Interest-bearing:
Demand deposits	1,337,445	1,356,017	1,233,482	1,160,970	1,189,056
Savings deposits	1,343,571	1,397,523	1,396,869	1,427,785	1,435,645
Time deposits	960,941	962,235	888,100	939,769	985,567
Total deposits	5,015,063	5,136,765	4,869,866	4,957,805	5,141,928
Short-term borrowings
Customer repurchase agreements	271,714	293,256	290,964	304,807	402,368
Long-term debt	100,000	—	—	—	—
Other liabilities	123,865	129,711	139,424	136,868	106,906
Total Liabilities	5,510,642	5,559,732	5,300,254	5,399,480	5,651,202

Stockholders' Equity
Preferred stock	—	—	—	—	—
Common stock	47,619	47,619	47,619	47,619	47,619
Capital surplus	176,746	177,529	170,980	170,138	169,557
Retained earnings	744,248	721,727	706,696	685,657	667,933

Cost of common stock in treasury	(201,973)	(179,436)	(215,955)	(209,644)	(209,133)
Accumulated other comprehensive (loss) income:
Unrealized (loss) gain on securities available-for-sale	(127,026)	(112,967)	(128,066)	(141,997)	(80,498)
Underfunded pension liability	(3,422)	(3,422)	(3,422)	(3,485)	(3,485)
Total Accumulated Other Comprehensive (Loss) Income	(130,448)	(116,389)	(131,488)	(145,482)	(83,983)
Total Stockholders' Equity	636,192	651,050	577,852	548,288	591,993
Total Liabilities and Stockholders' Equity	$6,146,834	$6,210,782	$5,878,106	$5,947,768	$6,243,195

Regulatory Capital
Total CET 1 capital	$605,661	$606,675	$598,068	$582,213	$564,158
Total tier 1 capital	605,661	606,675	598,068	582,213	564,158
Total risk-based capital	626,730	627,718	612,654	596,708	578,657
Total risk-weighted assets	3,913,870	3,878,994	3,685,207	3,679,511	3,558,249

CITY HOLDING COMPANY AND SUBSIDIARIES
Loan Portfolio
(Unaudited) ($ in 000s)

	June 30,	March 31,	December 31,	September 30,	June 30,
	2023	2023	2022	2022	2022

Commercial and industrial	$417,847	$390,861	$373,890	$375,735	$360,481

1-4 Family	123,701	119,017	116,192	109,710	108,765
Hotels	324,745	327,554	340,404	355,001	337,910
Multi-family	191,483	195,042	174,786	186,440	203,856
Non Residential Non-Owner Occupied	673,921	679,782	585,964	569,369	551,240
Non Residential Owner Occupied	222,852	223,096	174,961	177,673	180,188
Commercial real estate (1)	1,536,702	1,544,491	1,392,307	1,398,193	1,381,959

Residential real estate (2)	1,746,618	1,737,604	1,693,523	1,678,770	1,651,005
Home equity	151,012	151,341	134,317	130,837	125,742
Consumer	65,201	66,994	48,806	41,902	44,580
DDA Overdrafts	4,762	3,395	3,415	3,315	2,991
Gross Loans	$3,922,142	$3,894,686	$3,646,258	$3,628,752	$3,566,758

Construction loans included in:
(1) - Commercial real estate loans	$3,361	$4,715	$4,130	$4,125	$6,767
(2) - Residential real estate loans	20,470	25,224	21,122	19,333	18,751

CITY HOLDING COMPANY AND SUBSIDIARIES
Asset Quality Information
(Unaudited) ($ in 000s)

	Three Months Ended					Six Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,	June 30,
	2023	2023	2022	2022	2022	2023	2022
Allowance for Credit Losses
Balance at beginning of period	$22,724	$17,108	$17,011	$17,015	$17,280	$17,108	$18,166

Charge-offs:
Commercial and industrial	(69)	—	(120)	(408)	—	(69)	(34)
Commercial real estate	(117)	(3)	(31)	—	(24)	(120)	(24)
Residential real estate	(20)	(32)	(66)	(93)	(56)	(52)	(106)
Home equity	(200)	(67)	(189)	(71)	(19)	(267)	(19)
Consumer	(109)	(62)	(15)	(16)	(9)	(171)	(32)
DDA overdrafts	(357)	(450)	(670)	(719)	(604)	(807)	(1,235)
Total charge-offs	(872)	(614)	(1,091)	(1,307)	(712)	(1,486)	(1,450)

Recoveries:
Commercial and industrial	86	83	94	149	32	169	91
Commercial real estate	28	158	120	9	25	186	78
Residential real estate	5	10	49	1	4	15	49
Home equity	12	4	34	2	3	16	20
Consumer	28	23	31	29	19	51	47
DDA overdrafts	315	398	360	383	364	713	770
Total recoveries	474	676	688	573	447	1,150	1,055

Net recoveries (charge-offs)	(398)	62	(403)	(734)	(265)	(336)	(395)
Provision for (recovery of) credit losses	425	2,918	500	730	—	3,343	(756)
PCD Loan Reserves	—	2,811	—	—	—
Adoption of ASU 2022-02	—	(175)	—	—	—
Balance at end of period	$22,751	$22,724	$17,108	$17,011	$17,015	$22,751	$17,015

Loans outstanding	$3,922,142	$3,894,686	$3,646,258	$3,628,752	$3,566,758
Allowance as a percent of loans outstanding	0.58%	0.58%	0.47%	0.47%	0.48%
Allowance as a percent of non-performing loans	405.5%	400.1%	317.3%	320.5%	292.6%

Average loans outstanding	$3,896,284	$3,700,194	$3,648,996	$3,596,523	$3,559,713	$3,798,781	$3,543,642
Net charge-offs (annualized) as a percent of average loans outstanding	0.04%	(0.01)%	0.04%	0.08%	0.03%	0.02%	0.02%

CITY HOLDING COMPANY AND SUBSIDIARIES
Asset Quality Information, Continued
(Unaudited) ($ in 000s)

	June 30,	March 31,	December 31,	September 30,	June 30,
	2023	2023	2022	2022	2022
Nonaccrual Loans
Residential real estate	$2,774	$2,700	$1,969	$2,089	$1,561
Home equity	24	35	55	140	54
Commercial and industrial	741	994	1,015	785	1,360
Commercial real estate	1,821	1,931	2,166	2,293	2,783
Consumer	36	19	—	—	—
Total nonaccrual loans	5,396	5,679	5,205	5,307	5,758
Accruing loans past due 90 days or more	215	—	187	—	58
Total non-performing loans	5,611	5,679	5,392	5,307	5,816
Other real estate owned	874	843	909	1,071	946
Total non-performing assets	$6,485	$6,522	$6,301	$6,378	$6,762

Non-performing assets as a percent of loans and other real estate owned	0.17%	0.17%	0.17%	0.18%	0.19%

Past Due Loans
Residential real estate	$5,884	$4,783	$7,091	$3,452	$5,298
Home equity	784	551	650	521	282
Commercial and industrial	142	98	234	221	130
Commercial real estate	238	148	710	221	46
Consumer	57	3	100	27	49
DDA overdrafts	341	276	391	561	430
Total past due loans	$7,446	$5,859	$9,176	$5,003	$6,235

Total past due loans as a percent of loans outstanding	0.19%	0.15%	0.25%	0.14%	0.17%

CITY HOLDING COMPANY AND SUBSIDIARIES
Consolidated Average Balance Sheets, Yields, and Rates
(Unaudited) ($ in 000s)

	Three Months Ended
	June 30, 2023			March 31, 2023			June 30, 2022
	Average		Yield/	Average		Yield/	Average		Yield/
	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate
Assets:
Loan portfolio (1):
Residential real estate (2)	$1,894,269	$21,702	4.60%	$1,840,828	$20,007	4.41%	$1,730,617	$16,156	3.74%
Commercial, financial, and agriculture (2)	1,933,238	29,754	6.17%	1,795,309	26,248	5.93%	1,785,511	16,421	3.69%
Installment loans to individuals (2), (3)	68,777	898	5.24%	64,057	749	4.74%	43,585	631	5.81%
Total loans	3,896,284	52,354	5.39%	3,700,194	47,004	5.15%	3,559,713	33,208	3.74%
Securities:
Taxable	1,301,063	11,794	3.64%	1,322,060	11,773	3.61%	1,269,049	7,548	2.39%
Tax-exempt (4)	174,410	1,203	2.77%	204,957	1,471	2.91%	215,603	1,526	2.84%
Total securities	1,475,473	12,997	3.53%	1,527,017	13,244	3.52%	1,484,652	9,074	2.45%
Deposits in depository institutions	224,064	2,585	4.63%	160,115	1,590	4.03%	441,239	781	0.71%
Total interest-earning assets	5,595,821	67,936	4.87%	5,387,326	61,838	4.66%	5,485,604	43,063	3.15%
Cash and due from banks	71,949			67,891			102,532
Premises and equipment, net	73,450			71,422			72,887
Goodwill and intangible assets	163,847			124,546			116,645
Other assets	313,925			327,442			256,354
Less: Allowance for credit losses	(23,046)			(18,143)			(17,755)
Total assets	$6,195,946			$5,960,484			$6,016,267

Liabilities:
Interest-bearing demand deposits	$1,328,520	$2,773	0.84%	$1,234,981	$1,741	0.57%	$1,156,200	$148	0.05%
Savings deposits	1,365,894	1,942	0.57%	1,376,317	1,348	0.40%	1,430,121	182	0.05%
Time deposits (2)	962,299	3,852	1.61%	902,583	2,601	1.17%	1,004,356	999	0.40%
Customer repurchase agreements	294,255	2,963	4.04%	281,861	2,381	3.43%	288,031	123	0.17%
Long-term debt	65,934	649	3.95%	—	—	—%	—	—	—%
Total interest-bearing liabilities	4,016,902	12,179	1.22%	3,795,742	8,071	0.86%	3,878,708	1,452	0.15%
Noninterest-bearing demand deposits	1,419,771			1,420,676			1,435,256
Other liabilities	116,083			129,411			85,075
Stockholders' equity	643,190			614,655			617,228
Total liabilities and
stockholders' equity	$6,195,946			$5,960,484			$6,016,267
Net interest income		$55,757			$53,767			$41,611
Net yield on earning assets			4.00%			4.05%			3.04%

(1) For purposes of this table, non-accruing loans have been included in average balances and the following amounts (in thousands) of net loan fees have been included in interest income:

Loan fees, net (includes PPP fees)		$393			$518			$3

(2) Included in the above table are the following amounts (in thousands) for the accretion of the fair value adjustments related to the Company's acquisitions:
Residential real estate	$78	$39	$77
Commercial, financial, and agriculture	709	146	118
Installment loans to individuals	8	3	15
Time deposits	154	9	21
	$949	$198	$231

(3) Includes the Company’s consumer and DDA overdrafts loan categories.
(4) Computed on a fully federal tax-equivalent basis assuming a tax rate of approximately 21%.

CITY HOLDING COMPANY AND SUBSIDIARIES
Consolidated Average Balance Sheets, Yields, and Rates
(Unaudited) ($ in 000s)

	Six Months Ended
	June 30, 2023			June 30, 2022
	Average		Yield/	Average		Yield/
	Balance	Interest	Rate	Balance	Interest	Rate
Assets:
Loan portfolio (1):
Residential real estate (2)	$1,869,375	$41,707	4.50%	$1,697,727	$31,892	3.79%
Commercial, financial, and agriculture (2)	1,866,177	56,001	6.05%	1,801,999	31,952	3.58%
Installment loans to individuals (2), (3)	63,229	1,648	5.26%	43,916	1,238	5.68%
Previously securitized loans (4)
Total loans	3,798,781	99,356	5.27%	3,543,642	65,082	3.70%
Securities:
Taxable	1,312,118	23,567	3.62%	1,238,361	13,770	2.24%
Tax-exempt (5)	188,984	2,674	2.85%	223,992	3,065	2.76%
Total securities	1,501,102	26,241	3.53%	1,462,353	16,835	2.32%
Deposits in depository institutions	192,266	4,176	4.38%	490,445	1,020	0.42%
Total interest-earning assets	5,492,149	129,773	4.76%	5,496,440	82,937	3.04%
Cash and due from banks	69,931			102,171
Premises and equipment, net	72,441			73,354
Goodwill and intangible assets	144,305			116,818
Other assets	320,646			237,115
Less: Allowance for loan losses	(20,608)			(18,103)
Total assets	$6,078,864			$6,007,795

Liabilities:
Interest-bearing demand deposits	$1,282,009	$4,513	0.71%	$1,149,277	$278	0.05%
Savings deposits	1,371,077	3,290	0.48%	1,407,416	357	0.05%
Time deposits (2)	932,606	6,453	1.40%	1,026,149	2,214	0.44%
Customer repurchase agreements	288,092	5,344	3.74%	282,228	238	0.17%
Long-term debt	33,149	649	3.95%	—	—	—%
Total interest-bearing liabilities	3,906,933	20,249	1.05%	3,865,070	3,087	0.16%
Noninterest-bearing demand deposits	1,420,221			1,417,060
Other liabilities	122,709			79,610
Stockholders' equity	629,001			646,055
Total liabilities and
stockholders' equity	$6,078,864			$6,007,795
Net interest income		$109,524			$79,850
Net yield on earning assets			4.02%			2.93%

(1) For purposes of this table, non-accruing loans have been included in average balances and the following amounts (in thousands) of loan fees have been included in interest income:

Loan fees, net (includes PPP fees)		911			301

(2) Included in the above table are the following amounts (in thousands) for the accretion of the fair value adjustments related to the Company's acquisitions:

Residential real estate	$117	$167
Commercial, financial, and agriculture	855	404
Installment loans to individuals	11	34
Time deposits	164	41
	1,147	646

(3) Includes the Company’s consumer and DDA overdrafts loan categories.
(4) Effective January 1, 2012, the carrying value of the Company's previously securitized loans was reduced to $0.
(5) Computed on a fully federal tax-equivalent basis assuming a tax rate of approximately 21%.

CITY HOLDING COMPANY AND SUBSIDIARIES
Non-GAAP Reconciliations
(Unaudited) ($ in 000s, except per share data)

	Three Months Ended					Six Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,	June 30,
	2023	2023	2022	2022	2022	2023	2022
Net Interest Income/Margin
Net interest income ("GAAP")	$55,502	$53,459	$52,045	$48,782	$41,290	$108,961	$79,206
Taxable equivalent adjustment	255	308	336	326	321	563	644
Net interest income, fully taxable equivalent	$55,757	$53,767	$52,381	$49,108	$41,611	$109,524	$79,850

Average interest earning assets	$5,595,821	$5,387,326	$5,338,507	$5,460,409	$5,485,604	$5,492,149	$5,496,440

Net Interest Margin	4.00%	4.05%	3.89%	3.57%	3.04%	4.02%	2.93%
Accretion related to fair value adjustments	(0.07)%	(0.02)%	(0.02)%	(0.01)%	(0.02)%	(0.04)%	(0.02)%
Net Interest Margin (excluding accretion)	3.93%	4.03%	3.87%	3.56%	3.02%	3.98%	2.91%

Tangible Equity Ratio (period end)
Equity to assets ("GAAP")	10.35%	10.48%	9.83%	9.22%	9.48%
Effect of goodwill and other intangibles, net	(2.45)%	(2.43)%	(1.81)%	(1.81)%	(1.72)%
Tangible common equity to tangible assets	7.90%	8.05%	8.02%	7.41%	7.76%

Return on average tangible equity ("GAAP")	27.4%	19.9%	27.3%	21.8%	18.1%
Impact of merger related expenses	—%	3.6%	—%	—%	—%
Impact of merger related provision	—%	1.3%	—%	—%	—%
Return on tangible equity, excluding merger related expenses and provision	27.4%	24.8%	27.3%	21.8%	18.1%

Return on assets ("GAAP")	2.12%	1.63%	2.08%	1.83%	1.51%
Impact of merger related expenses	—%	0.30%	—%	—%	—%
Impact of merger related provision	—%	0.10%	—%	—%	—%
Return on assets, excluding merger related expenses and provision	2.12%	2.04%	2.08%	1.83%	1.51%

Commercial Loan Information (period end)

Commercial Sector	Total	% of Total Loans	Average DSC	Average LTV

Natural Gas Extraction	$21,842	0.56%	3.68	N/A
Natural Gas Distribution	15,798	0.40%	2.61	N/A
Masonry Contractors	25,917	0.66%	1.13	84%
Sheet Metal Work Manufacturing	24,039	0.61%	1.57	68%
Beer & Ale Merchant Wholesalers	26,239	0.67%	3.28	N/A
Gasoline Stations with Convenience Stores	52,045	1.33%	4.19	65%
Lessors of Residential Buildings & Dwellings	378,040	9.64%	1.89	66%
1-4 Family	118,752	3.03%	2.97	72%
Multi-Family	182,374	4.65%	1.84	66%
Lessors of Nonresidential Buildings	531,263	13.55%	1.70	65%
Office Buildings	44,593	1.14%	1.64	62%
Lessors of Mini-Warehouses & Self-Storage Units	48,563	1.24%	1.62	62%
Assisted Living Facilities	28,554	0.73%	1.38	57%
Hotels & Motels	312,639	7.98%	1.43	61%

	Average Balance	Median Balance
Commercial Loans	$458	$100
Commercial Real Estate Loans	497	121

CITY HOLDING COMPANY AND SUBSIDIARIES
Non-GAAP Reconciliations, continued
(Unaudited) ($ in 000s, except per share data)

Estimated Uninsured Deposits by Deposit Type
	June 30, 2023	March 31, 2023
Noninterest-Bearing Demand Deposits	17%	19%

Interest-Bearing Deposits
Demand Deposits	7%	8%
Savings Deposits	11%	11%
Time Deposits	14%	14%
Total Deposits	12%	13%

Retail Deposits
Noninterest-Bearing	3%	4%
Interest-Bearing	10%	11%
Total Retail Deposits	9%	9%

Commercial Deposits
Noninterest-Bearing Deposits	29%	31%
Interest-Bearing Deposits	11%	13%
Total Commercial Deposits	21%	23%

The amounts listed above represent management's best estimate as of the respective period shown.

CITY HOLDING COMPANY AND SUBSIDIARIES
Non-GAAP Reconciliations, continued
(Unaudited) ($ in 000s, except per share data)

Net Growth in DDA Accounts
Year	New DDA Accounts	Net Number of New Accounts	Percentage

2023 YTD*	16,226	2,989	1.2%
2022	28,442	4,544	1.9%
2021	32,800	8,860	3.8%
2020	30,360	6,740	3.0%
2019	32,040	3,717	1.7%
2018*	30,400	4,310	2.2%
2017	28,525	2,711	1.4%
2016	28,650	2,820	1.5%

* - amounts exclude accounts added in connection with the acquisitions of Poage Bankshares, Inc. (2018), Farmers Deposit Bancorp, Inc.(2018) and Citizens Commerce Bancshares, Inc. (2023).